INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this "Agreement") is entered into as of April 13, 2000, by and among Hidenet Secure Architectures, Inc., a New Jersey corporation ("Parent"), NetworkPrivacy.com, Inc., a Delaware corporation (the "Company"); IBDH LLC ("IBDH"); and NP Partners, LLC, a New York limited liability company (the "Investor").

                                    RECITALS

    WHEREAS, the Investor, Parent and the Company are entering into a Stock and Option Purchase Agreement (the "Purchase Agreement") on the date hereof (the "Closing Date"), pursuant to which, among other things, the Investor is acquiring shares of Series A Preferred Stock of the Company (the " Preferred Shares") and will obtain an option (the "Option") to purchase shares of Parent; and

    WHEREAS, in order to induce the Investor to enter into the Purchase Agreement, Parent, the Company and IBDH desire to grant to the Investor the registration and other rights set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual covenants set forth herein, the parties hereto agree as follows:

1.       Registration Rights. The Company covenants and agrees as follows:

         1.1.     Definitions. For purposes of this Section 1:

                  1.1.1. The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  1.1.2. The term "Registrable Securities" means (i) any and all shares of common stock of the Public Company issued or issuable upon conversion of preferred stock (including without limiting the Preferred Shares) or upon exercise of any warrants or options (including without limitation the Option) held by the Investor to purchase shares of common stock of the Public Company; or (ii) shares issued in respect of shares referred to in (i) above in any reorganization; or
                           (iii) shares issued in respect of the shares referred to in (i) or (ii) as a result of a share split, share dividend, recapitalization or combination.

                  1.1.3. "Public Company" means (i) Parent, if the Investor exercised the option granted pursuant to the Purchase Agreement or notifies the Public Company that it intends to exercise said option, or (ii) the Company six months after the consummation of an underwritten public offering of the securities of the Company pursuant to the Securities Act.

                  1.1.4. The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  1.1.5. The term "SEC" shall mean the Securities and Exchange Commission.

                  1.1.6. The term "Securities Act" means the Securities Act of 1933, as amended.

         1.2.     Demand Registration Rights.

                  The Investor will have demand registration rights as follows:

                  1.2.1. If the Public Company shall receive at any time after the expiration of the seventh month from the date hereof a written request from the Investor requesting that the Public Company file a registration statement under the Securities Act covering the registration of any or all of the Registrable Securities then held by the Investor, then the Public Company shall:

                           1.2.1.1. within  thirty  (30)  days  of  the  receipt
                                    thereof, give written notice of such request to all holders of securities of such Public Company having registration rights; and

                           1.2.1.2. promptly  file and use its best  efforts  to
                                    have   declared   effective   as   soon   as
                                    practicable,   the  registration  under  the
                                    Securities Act of all Registrable Securities which the Investor and such holders request to be registered.

                  1.2.2. If the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Public Company as a part of its request made pursuant to this section and such Public Company shall include such information in the written notice referred to in paragraph 1.2.1.1. The underwriter will be selected by the Investor and shall be reasonably acceptable to such Public Company. In such event, the right of any holder to include securities in such registration shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the holders) to the extent provided herein. All holders, proposing to distribute their securities through such underwriting shall (together with such Public Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this section
                           1.2.2. if the underwriter advises in writing that market factors require a limitation of the number of shares to be underwritten, then the number of shares that may be included in the underwriting on behalf of each holder shall be allocated as follows: (i) first, the Registrable Shares held by the Investor and (ii) second, pro ratably amongst the other holders based upon a fraction: (a) the numerator of which is the number of shares of such Public Company each such holder other than the Investor requests to be registered, and (b) the denominator of which is the total number of shares all such holders request to be registered. For purposes of allocation of the securities to be included in any offering, for any holder which is a partnership or corporation, the partners, retired partners and stockholders of such holder (and in the case of a partnership, any affiliated partnerships), or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "seller" or "holder".

                  1.2.3. Notwithstanding the foregoing, if such Public Company shall furnish to the Investor a certificate signed by the Chief Executive Officer of such Public Company stating that in the good faith judgment of the Board of Directors of such Public Company compliance with this Agreement would materially interfere with such Public Company's ability to consummate a material transaction that such Public Company is engaged in at such time or would be otherwise seriously detrimental to such Public Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, such Public Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred and eighty (180) days after receipt of the request of the Investor; provided, however, that such Public Company may not utilize this right more than once in any six-month period and provided, further that the Public Company shall employ good faith in making all determinations described herein, including without limitation the duration of any deferal period.

                  1.2.4.   In  addition,   neither   Public   Company  shall  be
                           obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                           1.2.4.1. After either Public Company has effected two
                                    (2)  registrations  pursuant to this Section
                                    1.2 which have been declared or ordered effective and the Investor no longer owns any Registrable Securities;

                           1.2.4.2. If less than 6 months  have  lapsed from the
                                    effective  date of a  previous  underwritten
                                    offering    resulting    from    a    demand
                                    registration by the Investor or less than 4 months lapsed from the effective date of a previous other underwritten offering of the Public Company's securities to the public; or

                           1.2.4.3. If the Public Company delivers notice to the
                                    Investor within thirty (30) days of any registration request, of its intent to file a registration statement for such public offering within ninety (90) days and in fact does file such statement; provided that the Public Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

         1.3.     Piggyback Registration Rights.

                  The Investor will have piggyback registration rights as follows:

                  1.3.1. Registration Rights. If the Public Company proposes to register for its own account or for the account of other security holders or both any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Public Company incentive stock plan, on a Form S-8 or S-4, a registration effected pursuant to Rule 145 under the Securities Act, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), such Public Company shall, at such time, promptly give the Investor and each holder of securities of the Public Company written notice of such registration. Upon the written request of the Investor and each holder within twenty (20) days after mailing of such notice by the Public Company in accordance with this section 1.3.1, the Public Company shall, subject to the provisions of paragraph
                           1.3.2 below, cause to be registered under the Securities Act all of the Registrable Securities that each such holder has requested to be registered. The Investor shall be entitled to an unlimited number of such piggyback registration rights.

                  1.3.2.   Underwriting.

                           1.3.2.1. If the  registration  of  which  the  Public
                                    Company  gives  notice  is for a  registered
                                    public offering  involving an  underwriting,
                                    the  Public  Company  shall  so  advise  the
                                    Investor  and each holder of  securities  of
                                    the Public  Company,  as part of the written
                                    notice given pursuant to paragraph 1.3.1. In
                                    such event,  the right of the  Investor  and
                                    each  holder  of  securities  of the  Public
                                    Company  to  registration  pursuant  to this
                                    subsection 1.3 shall be conditioned upon its
                                    participation  in such  underwriting and the
                                    inclusion of  Registrable  Securities in the
                                    underwriting to the extent provided  herein.
                                    The Investor  and each holder of  securities
                                    of the Public Company  participating in such
                                    registration shall, together with the Public
                                    Company,    enter   into   an   underwriting
                                    agreement   in   customary   form  with  the
                                    managing   underwriter   selected  for  such
                                    underwriting  by the Public  Company,  which
                                    underwriter  shall be reasonably  acceptable
                                    to  the   Investor   and  each   holder   of
                                    securities    of    the    Public    Company
                                    participating in such registration.

                  1.3.3. Notwithstanding any other provision of this subsection 1.3, if the managing underwriter determines that market factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares to be included in such registration (the "Underwriters' Cutback"); provided, however, that the Underwriters' Cutback shall be restricted so that the number of Registrable Securities in such registration shall be no less than 10% of the shares requested to be included in such registration.

                  1.3.4. In the case of an Underwriters' Cutback, the number of shares that may be included pursuant to this subsection 1.3 on behalf of the Investor and each holder in such underwriting shall be allocated pro ratably amongst the Investor and the other holders in proportion to their interests in the Public Corporation. For purposes of allocation of the securities to be included in any offering, for any seller which is a partnership or corporation, the partners, retired partners and stockholders of such holder (and in the case of a partnership, any affiliated partnerships), or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single seller.

         1.4.     S-3 Registration Rights.

                  1.4.1. The Investor shall be entitled to an unlimited number of registrations on Form S-3, at any time after the Public Company becomes eligible for such type of registration statement.

                  1.4.2. The Public Company shall, as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request; provided, however, that the Public Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (a) if Form S-3 is not available for such offering by the Investor; (b) if the sale of Registrable Securities and such other securities (if any) is at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than one million US Dollars ($1,000,000); (c) if the Public Company shall furnish to the Investor a certificate signed by the President of the Public Company stating that in the good faith judgment of the Board of Directors of the Public
                           Company, it would be seriously detrimental to the Public Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Public Company shall have the right to defer the filing of the Form S-3 registration statement, for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4, provided, however, that the Public Company shall not utilize this right more than once in any twelve month period; and (d) if the Public Company has, within the twelve (12) month period preceding the date of such request, already effected a registration on Form S-3.

                  1.4.3. Subject to the foregoing, the Public Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Investor and the holders of securities of the Public Company. Registrations effected pursuant to this
                           Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2.

         1.5. Furnish Information. It shall be a condition precedent to the obligations of the Public Company to take any action pursuant to this Section 1 with respect to the Registrable Securities that the Investor and each holder of securities of the Public Company shall furnish to the Public Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Registrable Securities.

         1.6. Obligations of the Public Company. Whenever required under this agreement to effect the registration of any Registrable Securities, the Public Company shall, as expeditiously as reasonably possible:

                  1.6.1. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety
                           (90) days.

                  1.6.2. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  1.6.3. Furnish to the holders of Registrable Securities such number of copies of prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  1.6.4. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the holders, provided that the Public Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  1.6.5. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, including indemnification and other customary provisions, in usual and customary form, with the managing underwriter of such offering. The Investor and each holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  1.6.6. Notify the Investor and each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  1.6.7. Use its best efforts to furnish, at the request of any holder requesting registration of Registrable
                           Securities pursuant to this agreement on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this agreement, if such securities are being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Public Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Public Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holders requesting registration of Registrable Securities.

         1.7. Expenses of Registration. The Public Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this Section 1 for each holder (which right may be assigned as provided in Section
                  1.10), including, without limitation, all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Public Company and no more than one counsel for all the holders of Registrable Securities, but excluding underwriting discounts and commissions relating to Registrable Securities and excluding fees of legal counsel other than fees of counsel for all holders of Registrable Securities.

         1.8. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  1.8.1. To the extent permitted by law, the Public Company will indemnify and hold harmless each holder of Registrable Securities, any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Public Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Public Company will pay to each such holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Public Company (which consent shall not be unreasonably withheld), nor shall the Public Company be liable in any case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by any such holder, underwriter or controlling person.

                  1.8.2. To the extent permitted by law, each holder of Registrable Securities will indemnify and hold harmless the Public Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Public Company within the meaning of the Securities Act, any underwriter, any other holder selling securities in such registration statement and any controlling person of any such underwriter or other holder, severally but not jointly, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such holder; and each such holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8.2, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity by any holder under this subsection 1.8.2 exceed the gross proceeds from the offering received by such holder.

                  1.8.3. Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with one counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this
                           Section 1.8 unless the failure to deliver notice is materially prejudicial to its ability to defend such action. Any omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

                  1.8.4.   If the  indemnification  provided for in this Section
                           1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided that in no event shall any Holder be required to contribute under this subsection 1.8.4 an aggregate amount in excess of the gross proceeds from the offering received by such holder less any amounts paid by the Holder pursuant to subsection 1.8.2. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  1.8.5. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  1.8.6. The obligations of the Public Company and holders of Registrable Securities under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this
                           Section 1, and otherwise.

         1.9. Reports under the Exchange Act. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Public Company to the public without registration or pursuant to a registration on Form S-3, the Public Company agrees:

                  1.9.1. to make and keep public information available as those terms are defined in Rule 144 and to file with the SEC in a timely manner all reports and other documents required of the Public Company under the Securities Act and the Exchange Act; and

                  1.9.2. to furnish to any holder, so long as the holder owns any Registrable Securities, forthwith upon request
                           (i) a written statement by the Public Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Public Company and such other reports and documents so filed by the Public Company, and (iii) such other information as may be reasonably requested in writing by any holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

         1.10. Assignment of Registration Rights. The Investor may assign its rights to cause the Public Company to register its Registrable Securities pursuant to this Section 1 to a transferee of all or any part of its Registrable Securities. The transferor shall, within twenty (20) days after such transfer, furnish the Public Company with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned, and the transferee's written agreement to be bound by this Section 1. Notwithstanding the above, in the event that the Investor sells Registrable Securities to a transferee who is entitled to sell all of its Registrable Securities under Rule 144 during any one quarter, then such transferee shall not have the rights under Section 1 herein.

         1.11. "Market Stand-Off" Agreement. The Investor and each transferee thereof hereby agrees that, during the period of duration specified by the Public Company and an underwriter of common stock or other securities of the Public Company, following the effective date of a registration statement of the Public Company filed under the Securities Act, it shall not, to the extent requested by the Public Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound), any securities of the Public Company held by it as of the effective date, except Registrable Securities included in such registration; provided, however, that:

                  1.11.1. all officers and directors of the Public Company and holders of 5% or more of the outstanding capital stock of the Public Company enter into similar agreements and the Public Company uses reasonable efforts to obtain similar agreements from all other holders of 1% or more of the outstanding capital stock of the Public Company; and

                  1.11.2. such market stand-off time period shall not exceed one hundred eighty (180) days following the effective date of any underwritten public offering by the Public Company of its securities.

                           The Investor and each transferee thereof agrees to provide to the managing underwriter(s) of any underwritten public offering such further agreement as such underwriter may reasonably require in connection with this market stand-off agreement. In order to enforce the foregoing covenant, the Public Company may impose stop- transfer instructions with respect to the Registrable Securities of the Investor and each transfer (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         1.12. Termination of Registration Rights. The right of the Investor to include Registrable Securities, in any registration pursuant to Section 1.2 and the obligation to be subject to the "market standoff" provisions in Section 1.11 hereof shall terminate upon such date as a public trading market shall exist for the Public Company's common stock and all shares of Registrable Securities beneficially owned or subject to Rule 144 aggregation by the Investor may be sold under Rule 144 (without regard to Rule 144(k)) during any 90-day period.

2.   Restriction on Sales.

     The Investor shall not directly or indirectly sell, gift, dispose or assign or transfer any securities of the Company or Parent to any person or entity which is, directly or indirectly, a competitor of the Company or any of its subsidiaries, unless such sale or transfer is part of the sale or transfer of all the Company's shares or a merger, consolidation or other business combination of the Company and such competitor.

3.   Right of First Refusal.

         3.1.     General.  For  the  purposes  of  this  Section  3,  the  term
                  "Transfer" shall mean any sale, assignment, transfer, hypothecation or other encumbrance or disposition of in any way.

         3.2. Sale Notice. In the event IBDH shall desire to make a Transfer of common stock of Parent, IBDH shall be obligated to offer them first to the Investor by giving notice in writing to the Investor (hereinafter "Sale Notice"), provided, however, that IBDH shall have the right to sell up to an aggregate of 300,000 shares of common stock of the Parent each 6-month period without giving such Sale Notice.

         3.3. Particulars of Sale Notice. In the Sale Notice IBDH shall include the number of shares of common stock of the Parent it wishes to Transfer (hereinafter the "Offered Shares") and the price for the Offered Shares and all other terms therof. The Sale Notice shall be irrevocable

         3.4. Purchase Notice. The Investor may inform IBDH in writing, within five (5) business days from the date of receipt of the Sale Notice, as to its intention to purchase the Offered Shares, the purchase of which shall be at the purchase price and payment condition as provided for in the Sale Notice (hereinafter the "Purchase Notice"). In the event the Investor has given such Purchase Notice, the Investor shall pay the purchase price for the Offered Shares, in immediately available funds, within 7 business days from receipt of the Sale Notice or when such shares were to be paid for by the proposed purchaser, whichever is later.

         3.5. Sale to Third Party. If by the end of the period referred to in subsection 3.4 above, IBDH has not received a Purchase Notice with respect to the total number of Offered Shares, then IBDH may Transfer some or all of the Offered Shares to the person or persons described in the sale notice (hereinafter the "Offeree") within 90 business days from the expiration of the period for submission of the Purchase Notice, at a price not less than the price mentioned in the Sale Notice and upon all other conditions not more favorable to the Offeree than those provided for in the Sale Notice.

         3.6. Re-offer. If IBDH shall not Transfer the Offered Shares as aforesaid within the period of time specified in subsection 3.4, IBDH shall be obligated, before selling the Offered
                  Shares to another, to offer them again to the Investor in accordance with the aforementioned procedure, and such procedure shall apply to any further offer.

         3.7. Permitted Transferees. Notwithstanding the above, IBDH shall be entitled to transfer its shares to "Permitted Transferees" without regard to the provisions of these Sections 3, 4 and 5. A "Permitted Transferee" shall mean any one of the following:
                  (a) a person or entity that controls or is controlled by or is under common control with IBDH or either member of IBDH; (b) a family member of either member of IBDH or a trust for the benefit thereof; provided that the Permitted Transferee shall furnish to the Company and Parent a written agreement to be bound by and comply with all provisions of this Agreement.

         3.8. Expiration. The right of first refusal granted pursuant to this Section 3, shall terminate upon the closing of a firmly underwritten public offering of common stock of the Company or the Parent, where the pre- money valuation is in excess of Forty million dollars ($40,000,000) with gross proceeds to the Parent or the Company in excess of Eight million five hundred thousand dollars ($8,500,000) (a "Qualified Offering").

4.       Co-Sale Rights.

         4.1.     Grant of Right.  Without  derogating  from the  provisions  of
                  Section 3 above, to the extent that the Investor does not exercise its right of first refusal set forth in Section 3, the Investor shall have the right, exercisable upon written notice to IBDH, within three (3) business days after receipt of the Sale Notice, to participate in IBDH's sale of the Offered Shares pursuant to the specified terms and conditions of the Sale Notice. The number of shares of common stock of Parent that IBDH may sell pursuant to such Sale Notice shall be reduced, so as to allow the Investor to participate in the sale of such number of shares which is the result of the multiplication of the Offered Shares by a fraction: (a) the numerator of which is the number of shares of common stock of the Parent acquired by the Investor upon exercise of the Option; and (b) the denominator of which is the total number of shares of Common Stock owned by IBDH plus the number of shares of common stock of the Parent acquired by the Investor upon exercise of the Option.

         4.2. Mechanics of Transfer. The Investor and IBDH shall transfer their respective stock certificates to the third party offeree upon consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Sale Notice to the Investor, and such offeree shall promptly thereafter remit to the Investor and to IBDH that portion of the sale proceeds to which it is entitled by reason of its participation in such sale. In the event that less than all the shares represented by such a stock certificate are sold pursuant to Section 4, IBDH shall instruct the Company to issue a new certificate to the Investor representing the shares not sold.

         4.3. No Effect on Subsequent Rights. The exercise or non- exercise of the rights of the Investor hereunder to participate in one or more sales of any Offered Shares made by IBDH shall not adversely affect the Investor' rights to participate in subsequent sales of Offered Shares by IBDH.

         4.4. Exclusions. The co-sale right of the Investor shall not pertain or apply to any Transfer to any Permitted Transferee of IBDH; provided that transferee or donee shall furnish the Investor with a written agreement to be bound by and comply with all provisions of this Agreement.

         4.5. Expiration. The co-sale right granted under this Section 4 shall terminate upon a Qualified Offering.

5.       Pre-emptive Rights.

         Subject to the terms and conditions specified in this Section 5, each of Parent and the Company hereby grants to the Investor a pre-emptive right with respect to future sales by the Company and Parent of its Securities (as hereinafter defined), other than in a transaction registered under the Securities Act, or a merger or other Organic Transaction (as defined in the Company's Certificate of Designations for the Preferred Shares) of the Company or the Parent.

         5.1. General. Each time the Company or Parent offers any shares of its common stock, or securities convertible into or exercisable into its common stock ("Securities"), the Company or Parent, as the case may be, shall give prior written notice of such offering to the Investor in accordance with the following provisions:

                  5.1.1. The Company or Parent, as the case may be, shall deliver a written notice (the "Offer Notice") to the Investor stating (i) its bona fide intention to offer such Securities (ii) the number of such Securities being offered, and (iii) the price and terms upon which it is offering such Securities.

                  5.1.2. Within fourteen (14) business days after giving the Offer Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to Investor's pro rata portion necessary to maintain its equity interest in the Company or Parent, as the case may be, on a fully-diluted basis.

                  5.1.3. If all Securities referred to in the Offer Notice which Investor is entitled to obtain pursuant to
                           Section 5.1.2 are not purchased as provided therein, the Company or Parent, as the case may be, may, during the ninety (90) day business period following the expiration of the period provided in Section
                           5.1.2 hereof, offer the Unpurchased Securities to any person or persons ("Offeree") at a price not less than, and upon terms no more favorable to the Offeree than those specified in the Offer Notice. If the Company or Parent, as the case may be, does not enter into an agreement for the sale of the unpurchased Securities within such period, or if such agreement is not consummated within ninety (90) business days of the execution thereof, the right provided hereunder shall be deemed to be revived and such unpurchased Securities shall not be offered unless first re-offered to the Investor in accordance herewith.

         5.2. Exceptions. The pre-emptive right in this Section 5 shall not be applicable to (a) the issuance or sale of options exercisable for any shares of any class of capital stock of the Company or Parent pursuant to a stock option plan approved by the Company's or Parent's Board of Directors to its officers, directors, employees or consultants, (b) common stock issuable upon the conversion of the Preferred Shares,
                  (c) the issuance of securities in connection with any stock split, stock dividend or recapitalization by the Company or Parent, (d) dividends payable in common stock; or (e) issuance of securities to a strategic investor.

         5.3.     Expiration.  The  pre-emptive  right granted  pursuant to this
                  Section 5 shall terminate upon a Qualified Offering.


6.       Bring Along Rights.

         6.1. The Investor agrees that, in the event that holders owning at least seventy percent (70%) of the total number of shares of capital stock of the Parent (the "Proposing Shareholders") shall have approved in writing a transaction or series of related transactions with any person or persons regarding a sale of all of the outstanding shares of Parent stock held by such Proposing Shareholders, or the merger or consolidation or other recapitalization of the Parent with another entity, or the sale of assets of the Parent to another entity, or the liquidation or dissolution of the Parent, such Proposing Shareholders shall be entitled, at their option, to require the Investor to include all of its securities in the Parent in such transfer at the same price and at the same other terms and conditions or to approve (by vote or written consent) such merger, consolidation, recapitalization, sale of assets, liquidation or dissolution, by providing the Investor with a notice (the "Bring-Along Notice"), at least fourteen (14) business days prior to the consummation of or vote for the proposed transaction, setting forth in reasonable detail the material terms and conditions of the proposed transaction and if applicable the price per share at which the Investor shall be required to sell its shares (which price shall be equal to the price at which such Proposing Shareholders have agreed to sell their shares and shall be at least two times the price per share paid by Investor) (such entitlement shall be referred to herein as the "Bring-Along Rights"), provided that the Investor shall not be so obligated unless the Investor would gain as a result of such transaction at least a 40% annual rate of return on the purchase price paid for the Preferred Shares and Option, the purchase price thereof shall be payable in cash upon the closing thereof, and the Investor shall not be required to make any representation or warranty other than with respect to title to the Preferred Shares and Option.

         6.2. At the closing of the proposed transaction (which date, place and time shall be designated by the Proposing Shareholders and provided to Investor in writing at least five (5) business days prior thereto), the Investor shall (if required by the Proposing Shareholders, Parent or the Company), deliver certificates evidencing all its shares, duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the proposed purchaser, duly executed, by the Investor, free and clear of any liens, against delivery of the purchase price therefor.

         6.3. The Bring-Along Rights shall not apply to a disposition by any stockholder to (a) any other shareholder of the Company or Parent or (b) an affiliate of the Proposing Shareholder (including any family member of a stockholder or trust for the benefit of a stockholder or family members), provided the transferee agrees in writing to be subject to the terms and conditions of this Agreement as if it were an original party thereto.

         6.4. The Bring-Along Rights granted under this Section 6 shall terminate upon a Qualified Offering.

7.       Restrictive Legends and Stop-Transfer Orders.

         7.1. Legends. Investor understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of securities subject to this Agreement, together with any other legends that may be required by state or federal securities laws:

         7.2. "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS." "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REGISTRATION RIGHTS AND RESTRICTIONS ON TRANSFER, AS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND MARKET STANDOFF PROVISION ARE BINDING ON TRANSFEREES OF THESE SHARES."

         7.3. Stop-Transfer Notices. Investor agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

         7.4. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any securities that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such securities or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such securities shall have been so transferred.

8.       Miscellaneous.

         8.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         8.2. Aggregation of Stock. All securities held or acquired (or common stock issuable upon conversion thereof) by the Investor and affiliated entities or persons shall be aggregated together for the purpose of determining the availability or discharge of any rights under this Agreement.

         8.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.4. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) business days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, or inter-country delivery (fifteen (15) business days for inter-country delivery), (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid for inter-country delivery (two (2) business days after such deposit for inter- country delivery) or (d) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission; and shall be addressed as follows:

                  if to the Investor:
                  NP Partners, LLC
                  83 Garden Road
                  Scarsdale, New York 10583

                  if to the Company, Parent or IBDH:

                  103 Medinat Hayehudam Street
                  Herzliya 46733 Israel
                  Attn: Ron Fussman

                  or in any other address as a party may designate by ten (10) days' advance written notice to the other party pursuant to the provisions above.

         8.5. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         8.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all the parties hereto.

         8.7. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         8.8. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersedes all prior agreements and understandings with respect to the subject matter hereof.

         8.9. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the corporate laws of the State of Delaware and, as to any matter other than matter of corporate law, the laws of the State of New York, excluding that body of law pertaining to conflicts of law. All disputes arising under or in relation to this Agreement, or to the validity, interpretation, breach, violation of term thereof, shall be finally and solely determined and settled by the competent court for New York, and each of the parties hereby submits irrevocably to the jurisdiction of the court.

         8.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



               [Remainder of Page Intentionally Omitted;
                   Signatures to Follow]

     IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first above written.

HIDENET SECURE ARCHITECUTURES, INC.
By: _________________________
Name: ________________________
Title: ________________________



NETWORKPRIVACY.COM, INC.        NP PARTNERS, LLC
By: _________________________   By: _________________________

Name: ________________________  Name: ________________________
Title:                          Title:
------------------------        ------------------------


IBDH, LLC

By: _________________________
Name: ________________________
Title:
------------------------



    IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first above written.

HIDENET SECURE ARCHITECUTURES, INC.
By: /s/ Ron Fussman_____________
Name: Ron Fussman
Title: President



NETWORKPRIVACY.COM, INC.        NP PARTNERS, LLC
By:         /s/         Robert  By:          /s/          Mark
Friedman_________               Hauser_____________

Name: Robert Friedman           Name: Mark S. Hauser
Title: Chief Executive Officer  Title: Manager


IBDH, LLC

By:           /s/          Ron
Fussman_____________
Name: Ron Fussman
Title:  Member